Exhibit 99.1

Papa John’s Announces Promotion of Steve Ritchie to Chief Operating Officer

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 15, 2014--Papa John’s International, Inc. (NASDAQ: PZZA) today announced the promotion of Steve Ritchie to the position of Chief Operating Officer. In addition, the Company’s Founder, Chairman and Chief Executive Officer, John Schnatter, will assume the additional role of President of the Company, continuing to focus on all aspects of the Company’s business, while also acting as brand spokesperson.

“Steve is an outstanding operator with a track record of success, and a tremendous asset to our entire system,” said Schnatter. “Steve and I are passionate about the Papa John’s brand, and will work with our global franchise and corporate operators and the rest of this outstanding management team to continue to grow the brand and our quality position around the world.”

In his new role, Mr. Ritchie will lead all aspects of the Company’s global operations, support and training in over 4,400 restaurants in 35 countries. He will also lead the Company’s research and development, quality assurance, PJ Food Service and supply chain functions. As part of the leadership changes, Chief Financial Officer, Chief Administrative Officer & Treasurer, Lance Tucker, will assume leadership of the Company’s Information Systems functions, including its online ordering platform, and the Human Resources function. In their expanded roles, both Mr. Ritchie and Mr. Tucker will play key roles in the Company’s strategic planning process.

Mr. Ritchie has served in various capacities of increasing responsibility since joining Papa John’s in 1996, including Senior Vice President, North and Latin American Operations & Global OST from July 2012 to May 2013, Senior Vice President, North American Operations & Global OST from August 2011 until July 2012, Senior Vice President, Operations and Global OST from December 2010 until August 2011 and Vice President, Operations & Global OST from July 2010 until December 2010. Since 2006, he also has served as a franchise owner and operator of multiple units in the Company’s Midwest Division. Mr. Tucker was appointed Chief Administrative Officer in July 2012 and Chief Financial Officer and Treasurer in February 2011. Mr. Tucker previously held the positions of Chief of Staff and Senior Vice President, Strategic Planning from June 2010 to February 2011, after serving as Chief of Staff and Vice President, Strategic Planning since June 2009.

Mr. Schnatter created the Papa John’s concept and started operations in 1984. As Founder, Chairman, CEO and President, Mr. Schnatter will lead the Company’s management team and continue to focus on marketing, together with Chief Marketing Officer, Bob Kraut.

About Papa John’s

Headquartered in Louisville, Kentucky, Papa John’s International, Inc. (NASDAQ: PZZA) is the world’s third largest pizza delivery company. For 12 of the past 14 years, consumers have rated Papa John’s No. 1 in customer satisfaction among all national pizza chains in the American Customer Satisfaction Index (ACSI). Papa John’s is the Official Pizza Sponsor of the National Football League and Super Bowl XLVIII. For more information about the Company or to order pizza online, visit Papa John’s at www.papajohns.com, visit us on Facebook at www.facebook.com/PapaJohns, or on Twitter at http://twitter.com/PapaJohns.

Forward-Looking Statements

Certain matters discussed in this press release which are not historical facts are “forward-looking statements” that involve risks and uncertainties, including statements about our future business operations, the growth of our brand and quality position around the world and statements about our expectations for the performance of our management team. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Part I. Item 1A. - Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 29, 2013. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

CONTACT:
Papa John’s International, Inc.
Lance Tucker, 502-261-4218
Chief Financial Officer